Exhibit 1.1

3,750,000 Shares

WYNN RESORTS, LIMITED

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

September 28, 2007

DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Wynn Resorts, Limited, a Nevada corporation (the “Company”), proposes to sell to Deutsche Bank Securities Inc. (“you” or the “Underwriter”), an aggregate of 3,750,000 shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The Company also proposes to sell, at the Underwriter’s option, an aggregate of up to 562,500 additional shares (the “Option Shares”) of the Company’s Common Stock as set forth below. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.” The offering and sale of the Shares is referred to herein as the “Offering.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriter as follows:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-146360) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered or made available to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriter.

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and any information included on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the

Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and as currently conducted and to enter into and to perform its obligations under this Agreement. Each of the subsidiaries of the Company is listed on Exhibit A hereto (each a “Subsidiary,” and collectively, the “Subsidiaries”) and has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, limited liability company, association or other entity, other than the Subsidiaries listed on Exhibit A hereto. Each of the Company and its Subsidiaries (collectively, the “Wynn Parties”) is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the business, properties, assets, operations, condition (financial or otherwise) or prospects of, the Wynn Parties, taken as a whole, whether or not occurring in the ordinary course of business (any such change, a “Material Adverse Change”).

(d) As of the date hereof, the authorized capital stock of the Company consists only of 400,000,000 shares of Common Stock, par value $0.01 per share, and 40,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are 109,992,965 shares of Common Stock and no shares of Preferred Stock outstanding. All issued and outstanding member’s interests and shares of capital stock of each of the Wynn Parties have been duly authorized and validly issued, the shares of capital stock are fully paid and non-assessable, and the member’s interests and shares of capital stock have been issued in compliance with federal and state securities laws. All such member’s interests and shares of capital stock are owned free and clear of all liens, encumbrances and equities and claims, except for any lien, encumbrance, equity or claim granted or agreed to be granted, in each case as accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Existing Liens”). None of the outstanding member’s interests or shares of capital stock of any of the Wynn Parties was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of any such Wynn Party. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any member’s interests or shares of capital stock of any of the Wynn Parties other than those described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus. The Shares to be issued by the Company pursuant to this Agreement have been duly authorized by all necessary corporate action, and such Shares, when issued, will be validly issued, fully paid and non-assessable; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no preemptive rights, rights of first refusal or other similar rights of stockholders or others exist with respect to any of the Shares or the issue and sale thereof by the Company. Neither the filing of the Registration Statement nor the Offering or sale of the Shares contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificate for the shares of Common Stock conforms to the form required by the corporate law of the state of Nevada.

(e) All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(g) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

(h) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company will promptly notify the Underwriter and (B) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein.

(i) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(j)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(k) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l) The consolidated financial statements of the Company and its Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Financial Statements”), present fairly the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries at the indicated dates and for the indicated periods. The Financial Statements have been prepared in accordance with generally accepted principles of accounting as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, including such data set forth under the caption “Selected Financial Data,” presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiaries, as applicable. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus, and there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus which have not been included as so required.

(m) Each of Deloitte & Touche LLP, which has certified certain of the Financial Statements included in the Registration Statement, the General Disclosure Package and the Prospectus, and Ernst & Young LLP, which currently serves as auditor with respect to the financial statements of the Company and its Subsidiaries, is an independent public accountant as required by the Act, the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Wynn Parties, (i) threatened against any of the Wynn Parties or (ii) which has as the subject thereof any officer or director of, or property owned or leased by or to, any of the Wynn Parties, in each case, before any court or administrative agency or otherwise where, in any such case, (A) there is a reasonable possibility of such action, suit, claim or proceeding being determined adversely to such Wynn Party and (B) any such action, suit, claim or proceeding, if so determined adversely, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, or prevent, adversely affect, hinder or delay the consummation of the transactions contemplated by this Agreement or the performance by any of the Wynn Parties of their obligations hereunder, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Wynn Parties is involved in any labor dispute with the employees of any of the Wynn Parties or any of their predecessors, or with the employees of any principal supplier, contractor or sub-contractor of any of the Wynn Parties that would reasonably be expected to result in a Material Adverse Change and, to the best of the Wynn Parties’ knowledge, no such dispute is threatened or imminent.

(o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Wynn Parties have good title in fee simple to all real property and good title to all personal property owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except Existing Liens or those reflected in the Financial Statements described in Section 1(l) above or which do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Wynn Parties. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the real property, improvements, equipment and personal property held under lease by the Wynn Parties are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such leased real property, improvements, equipment or personal property by such Wynn Parties.

(p) The Wynn Parties have timely filed all federal, state, local and foreign tax returns which have been required to be filed, all of which tax returns are true, correct and complete in all material respects, and have timely paid all taxes due and payable, except (i) as may be being contested in good faith and by appropriate proceedings and for which the Wynn Parties have established reserves that are adequate for the payment thereof and are in conformity with United States generally accepted accounting principles consistently applied or (ii) to the extent that the failure to timely file any such tax returns or to timely pay such taxes has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change. All taxes of the Wynn Parties not yet due and payable have been provided for in the consolidated Financial Statements described in Section 1(l) above to the extent required by and in conformity with United States generally accepted accounting principles consistently applied, and none of the Wynn Parties has received written notice of any actual or proposed additional material tax assessment against any Wynn Parties.

(q) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (i) there has not been any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, (ii) the Wynn Parties considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption or call by the Company or any of its Subsidiaries of capital stock.

(r) None of the Wynn Parties is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its articles of incorporation, by-laws, articles of organization, operating agreement or other organizational document, (ii) the terms of any security issued by it or any contract, indenture, mortgage, deed of trust, loan, credit, security or pledge agreement, promissory note, lease, license, franchise agreement, permit, certificate or other agreement or instrument to which it is a party or by which it, or any of its properties, is bound (collectively, the “Agreements and Instruments”) and, solely with respect to this clause (ii), which violation or default would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and compliance by the Company with its obligations hereunder or thereunder do not and, with the giving of notice or lapse of time or both, will not conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or, except with respect to the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Wynn Party pursuant to, or require the consent of any other party to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, nor will such execution, delivery, performance or compliance result in any violation of (x) the provisions of the articles of incorporation, bylaws, articles of organization, operating agreement or any other organizational document or stockholders’ agreement of any Wynn Parties, as applicable, or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets or properties and, solely with respect to this clause (y), which violation would reasonably be expected to result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Wynn Party.

(s) No approval, consent, order, authorization, designation, declaration or filing by or with any government, judicial, regulatory, administrative or other legal or governmental body, foreign or domestic (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer’s Office and the Macau Special Administrative Region of the People’s Republic of China) (together, the “Consents”) is necessary in connection with the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, the General Disclosure Package and the Prospectus, except (i) such as have already been obtained, (ii) the registration under the Act or the Rules and Regulations of the Shares, which has become effective, (iii) approvals by or from the gaming and other regulatory authorities (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer’s Office and the Macau Special Administrative Region of the People’s Republic of China), which have been obtained, (iv) such Consents as may be required under State securities laws, Blue Sky Laws, the Nasdaq Global Select Market or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by you, each of which, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, has been obtained and is in full force and effect, and (v) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) each of the Wynn Parties has obtained and holds all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, liens and other rights, privileges and approvals (including with respect to environmental laws) required under any federal, state, local or foreign law or governmental agency or authority

(“Permits”) for the ownership or current use of all real property owned or leased by any such Wynn Party and for any other property otherwise currently operated by or on behalf of, or for the benefit of, such entity and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and each of the Wynn Parties has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any of the Wynn Parties, or to the current operation of any of their businesses or any property currently owned, leased or otherwise operated by such entity, (v) each of the Wynn Parties reasonably believes that each of its Permits will be timely renewed and complied with and that any additional Permits that may be required of such entity in order to conduct its business as proposed to be conducted will be timely obtained and complied with and (vi) none of the Wynn Parties has any knowledge or any reason to believe that any governmental authority is considering limiting, suspending, revoking or renewing any such Permits on terms materially more burdensome than the terms of such Permit as in effect on the date hereof.

(u) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Change, (i) none of the Wynn Parties is, or has in the past been, in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) none of the Wynn Parties or, to the knowledge of any Wynn Party, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the real property owned or leased by any of the Wynn Parties or any improvements thereon (the “Sites”) or transported thereto or therefrom, any Hazardous Materials that would reasonably be expected to subject any of the Wynn Parties to any liability under any Environmental Law; (iii) there are no underground tanks and no Hazardous Materials used, stored or present at, on or near the Sites; (iv) to the knowledge of any of the Wynn Parties after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any liability to any of the Wynn Parties under, any Environmental Law; (v) there is no pending or, to the knowledge of any of the Wynn Parties, threatened, action, proceeding, investigation or inquiry by any regulatory or governmental body or any non-governmental third party with respect to the presence or release of Hazardous Materials, on, from or to the Sites; (vi) none of the Wynn Parties has any knowledge of any past or existing violations of any Environmental Laws by any person relating in any way to the Sites; and (vii) none of the Wynn Parties has received any complaint, order, directive, citation or notice from any governmental body with respect to any Environmental Law.

(v) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Wynn Parties each own or possess the valid right to use all material patents, patent rights, trademarks, trade names, service marks, domain names and copyrights (together with the applications for registrations and registrations therefor), license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, materials, systems or procedures), technologies, inventions, and other intellectual property or proprietary rights (collectively, “Intellectual Property”) presently used in their businesses and none of the Wynn Parties has any reason to believe that it or they will not own or possess or be able to obtain when needed the valid right to use all Intellectual Property necessary to carry on their businesses as presently or proposed to be conducted; (ii) neither the Intellectual Property owned or, to the knowledge of any of the Wynn Parties, used by, nor the conduct or operation of the businesses (as presently and proposed to be conducted or operated) of, the Wynn Parties infringes upon, misappropriates or violates, or, if the businesses are conducted or operated as presently intended, will, to the knowledge of any of the Wynn Parties, infringe upon, misappropriate or violate, any Intellectual Property of any other person or entity; (iii) to the knowledge of the Wynn Parties, none of the Intellectual Property used by any Wynn Party has been obtained or is being used by any such Wynn Party in violation of any contractual obligation binding on such Wynn Party or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to result in a Material Adverse Change; (iv) none of the Wynn Parties has in the last three years received any material written communications, nor to the knowledge of the Wynn Parties is any action or proceeding pending, alleging that any such Wynn Party has violated, infringed upon or misappropriated, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, would violate, infringe upon or misappropriate, any of the Intellectual Property of any other person or entity; and (v) none of the Wynn Parties knows of any material infringement by others of Intellectual Property owned by or licensed to any of the Wynn Parties.

The Wynn Parties have taken all commercially reasonable steps necessary to secure their interests in, and protect the secrecy, confidentiality and value of, such Intellectual Property. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Wynn Parties that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. None of the Wynn Parties is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects.

(w) Neither the Company nor, to the knowledge of the Company, any of its affiliates (within the meaning of Rule 144 under the Act) (each, an “Affiliate”), has taken, nor will the Company, or to the knowledge of the Company, any such Affiliate, take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Securities in accordance with Regulation M under the Exchange Act.

(x) None of the Wynn Parties, or to the knowledge of any of the Wynn Parties, any of their affiliates, has distributed or will distribute, prior to the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package and the Prospectus.

(y) None of the Wynn Parties is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(z) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, other than (i) as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) Baron Capital Group’s Inc. affiliation with Baron Capital (a member of the NASD and a broker dealer for several of its affiliated investment advisory firms).

(aa) Each of the Wynn Parties keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and the Subsidiaries, (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in each annual and quarterly report of the Company (each, a “Report”) their conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by each Report based on such evaluation and (iii) disclosed in each Report any change in the Company’s internal control over financial reporting that occurred during the period covered by the Report that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting. The chief executive officer and chief financial officer of the Company have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Company’s auditors and the Audit Committee of the Company’s Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company and its Subsidiaries’ internal control over financial reporting is effective and the Company and its Subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(cc) Each of the Wynn Parties carries, or is covered by, insurance with insurers of recognized financial responsibility in such amounts, with such deductibles and covering such risks as is commercially reasonable, and as the Wynn Parties deem adequate and prudent for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses including, but not limited to, policies covering real and personal property owned or leased by the Wynn Parties against theft, damage, destruction, acts of vandalism and earthquakes. The Wynn Parties have no reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not reasonably be expected to cause a Material Adverse Change (other than as a result of general market conditions).

(dd) Except for matters which would not reasonably be expected to result in a Material Adverse Change, each of the Wynn Parties is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Wynn Parties would have any liability. None of the Wynn Parties has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 with respect to unpaid or delinquent contributions or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Except for matters which would not reasonably be expected to result in a Material Adverse Change, each “pension plan” for which any Wynn Parties would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) None of the Wynn Parties or, to the best knowledge of the Wynn Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Wynn Parties or any owner of 10 percent or more of the capital stock of any of the Wynn Parties has, with respect to any of the Wynn Parties, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of the Company’s Common Stock are listed on the Nasdaq Global Select

Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

(gg) None of the Wynn Parties, their Affiliates or any person acting on their behalf (other than the Underwriter, as to whom the Company makes no representation) has engaged, or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

(hh) No relationship, direct or indirect, exists between or among any of the Wynn Parties or the Subsidiaries, on the one hand, and any manager, member, managing member, director, officer, stockholder, affiliate, customer or supplier of any of them, on the other hand, which would be required by the Act or by the Rules and Regulations promulgated pursuant thereto to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no holders of securities (debt or equity) of the Wynn Parties, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Wynn Parties, who in connection with the issuance, sale and delivery of the Shares and the execution, delivery and performance of this Agreement, have the right to request the Wynn Parties to register securities held by them under the Act, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(jj) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company (or any Subsidiary) and any person that would give rise to a valid claim against the Company, any Subsidiary or you for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, General Disclosure Package and the Prospectus or, to the Company’s or any Subsidiary’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any Subsidiary or any of their respective officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect your compensation as determined by FINRA.

Any certificate required hereunder signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby (and is subject to the limitations set forth therein, if any).

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $154.00 per share, the Firm Shares.

(b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against electronic delivery thereof of the Firm Shares to the account of the Underwriter through the facilities of The Depository Trust Company (“DTC”) in New York, New York, in accordance with the instructions from the Underwriter. Such payment and delivery are to be made through the facilities of DTC, New York, New York at 10:00 a.m., New York time, on October 3, 2007 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, to the Company setting forth the number of Option Shares as to which you are exercising the option and the time and date at which such Shares are to be delivered. The time and date at which Option Shares are to be electronically delivered shall be determined by the Underwriter but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account designated by the Company against electronic delivery thereof of the Option Shares to the account of the Underwriter through the facilities of DTC in New York, New York, in accordance with the instructions from the Underwriter.

3. OFFERING BY THE UNDERWRITER.

(a) It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.

4. COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriter that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) The Company will advise the Underwriter promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) If, at any time after the Underwriter has informed the Company that Shares remain unsold, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(e) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement the Underwriter has informed the Company that Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of the qualification requirements of) the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares. The Company shall advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation of threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will maintain in the Company’s files manually signed copies of the Registration Statement as initially filed and all amendments thereto including all consents and exhibits filed therewith in accordance with the Rules and Regulations of the Commission.

(i) The Company will comply with the Act, the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by the Underwriter or a dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time prior to the consummation of the Offering to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(j) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(k) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(l) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter, which consent shall not be unreasonably withheld; provided, however, that the Company may issue (i) shares of its Common Stock upon the exercise of options, (ii) shares of its Common Stock pursuant to stock grants and (iii) options to purchase its Common Stock, to directors, officers and employees of the Company, issued pursuant to employee or director benefit plans, stock option plans or the employee compensation plans.

(n) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Select Market.

(o) The Company will use its best efforts to cause each executive officer, director, other person or entity of the Company listed on Exhibit B furnish to you, on or prior to the Closing Date, a letter or letters, substantially in the form of Exhibit C hereto (the “Lockup Agreement”).

(p) The Company shall apply the net proceeds of its sale of the Shares as set forth in the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(q) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(r) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(s) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5. COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including reasonable and documented legal fees and disbursements of counsel to the Underwriter, not to exceed $15,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; (vi) the Listing Fee of the Nasdaq Global Select Market; and (vii) the expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for the Underwriter’s costs and expenses (other than those as described in clauses (v) and (vii) above), including, without limitation, (a) the fees and expenses of counsel to the Underwriter (other than as set forth above), (b) the “roadshow” expenses of the Underwriter and (c) the advertising expenses of the Underwriter incurred in connection with the Offering; provided, however, if the sale of Shares pursuant to Section 2 of this Agreement shall not be consummated because the conditions in Section 6 hereof (other than Section 6(f)) are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 10(a) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The obligation of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date is subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder to be performed prior to the Closing Date or the Option Closing Date, as the case may be, and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex I.

(c) The Underwriter shall have received from Brownstein Hyatt Farber Schreck, P.C., special Nevada counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex II.

(d) The Underwriter shall have received from Manuel Alexandre de Oliveira Correia de Silva, special Macau counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex III.

(e) The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(f) The Underwriter shall have received at or prior to the Closing Date from Latham & Watkins LLP a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for the Offering by the Underwriter of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company.

(g) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP, and on the date hereof, a letter dated the date hereof, in form and substance satisfactory to you, of Deloitte & Touche LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and, in the case of Ernst & Young LLP, containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer or President and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The conditions set forth in subsection (a) of this Section 6 have been satisfied, the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business.

(i) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(j) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the Nasdaq Global Select Market.

(k) Each executive officer, director, other person or entity listed on Exhibit B shall have executed and delivered to the Underwriter the Lock-up Agreements, and such Lock-up Agreements are in full force and effect.

(l) For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Option Shares, any Option Closing Date, in the judgment of the Underwriter, there shall not have occurred any Material Adverse Change. The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter and to Latham & Watkins LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. The Company also agrees to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the Offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any state or federal court in New York City, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. NOTICES.

All notices and other communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (i) if to the Underwriter, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, with a copy to Underwriter’s Counsel at Latham & Watkins LLP, 663 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Pamela B. Kelly, Esq.; and (ii) if to the Company, to Kim Sinatra, Esq., and its counsel at Skadden, Arps, Slate, Meagher & Flom LLP at the addresses set forth in the Registration Statement.

10. TERMINATION.

This Agreement may be terminated by you: (a) by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change or any development that could, in your judgment, be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s Common Stock by the Nasdaq Global Select Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

11. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

12. INFORMATION PROVIDED BY UNDERWRITER.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third, tenth through sixteenth and twenty-first paragraphs under the caption “Underwriting” in the Prospectus.

13. PARTIAL ENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

14. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(Signature Page Follows)

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

WYNN RESORTS, LIMITED a Nevada corporation

By
Name:	Stephen A. Wynn
Title:	Chairman of the Board and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By
Authorized Officer

By
Authorized Officer